UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 20, 2011

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Zanker Road

San Jose, California

95112

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2011, our stockholders approved an amendment and restatement of our 2007 Incentive Compensation Plan to (i) increase the number of shares available for issuance thereunder by 2,000,000 shares, (ii) limit the number of awards other than options or stock appreciation rights that may be granted thereunder on or after the date of the Special Meeting described below to an aggregate of 263,100 and (iii) make certain other changes as set forth therein. The Company’s board of directors had previously approved the amendment and restatement of our 2007 Incentive Compensation Plan, subject to stockholder approval.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A Special Meeting of Stockholders was held on Wednesday, July 20, 2011 at 12:00 p.m., local time, at the Company’s offices located at 1940 Zanker Road, San Jose, California.

Our stockholders approved an amendment and restatement of our 2007 Incentive Compensation Plan as described above with 15,176,493 votes in favor, 3,400,809 votes against and 63,888 votes abstaining.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Integrated Silicon Solution, Inc. 2007 Incentive Compensation Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: July 25, 2011	/s/ JOHN M. COBB
John M. Cobb
Vice President and Chief Financial Officer